Exhibit 1.1

AGENCY AGREEMENT

JACKSONVILLE BANCORP, INC.

(a Florida corporation)

Common Stock

(par value $0.01 per share)

Up to 10,000,000 Shares of Common Stock

Subscription Rights to Purchase Shares of Common Stock

[    ], 2013

HOVDE GROUP, LLC

1629 Colonial Parkway

Inverness, Illinois 60067

Ladies and Gentlemen:

Jacksonville Bancorp, Inc., a Florida corporation (the “Company”), confirms its agreement with Hovde Group, LLC (the “Agent” or “Hovde”), subject to the terms and conditions set forth below, with respect to the proposed Rights Offering and the Public Reoffer of Shares not subscribed for in the Rights Offering, if any, in each case, as such terms are defined below.

The Company is distributing, at no charge, to the eligible record holders of its shares of common stock as of             , 2013 (the “Record Date”), nontransferable subscription rights to purchase shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a subscription price of $0.50 per Share (the “Subscription Price”). Each record holder of Shares as of the Record Date (other than the Excluded Shareholders, each a “Record Date Holder”) will receive one nontransferable subscription right (collectively, the “Rights”) for every Share held of record at 5:00 P.M. New York time on the Record Date. Each Right will entitle the holder thereof to purchase from the Company a certain number of Shares (an “Underlying Share”) at the Subscription Price (the “Basic Subscription Privilege”). The Rights will entitle the Record Date Holders to purchase up to an aggregate of 10 million Shares.

Record Date Holders who fully exercise their Basic Subscription Privilege also will be eligible to subscribe at the Subscription Price for Shares not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege up to the total number of Underlying Shares, subject to availability, proration, and certain limitations (the “Oversubscription Privilege”). The distribution of the Rights to the Record Date Holders and the offer and sale of the Underlying Shares pursuant to the exercise of the Basic Subscription Privilege and the Oversubscription Privilege are referred to as the “Rights Offering.”

Concurrently with the Rights Offering, shares that remain unsubscribed for in the Rights Offering will be offered to the public at the Subscription Price, and during the Rights Offering period, prospective investors may submit preliminary nonbinding subscriptions to purchase such shares (the “Public Reoffer”). The offering of Shares in the Public Reoffer will be on a best efforts (not a firm underwritten) basis. The Public Reoffer will expire on the tenth trading day after the expiration of the Rights Offering, unless the Company extends it in its sole discretion. However, the Company will not extend the Public Reoffer period beyond an additional ten trading days. The Rights Offering and the Public Reoffer are together referred to herein as the “Offering,” and the Underlying Shares and the Shares sold to the public in the Public Reoffer are collectively referred to as the “Securities.”

Record Date Holders may exercise Rights in the Rights Offering by delivering to Registrar and Transfer Company (the “Subscription Agent”) a properly completed and executed subscription rights certificate and payment in full of the subscription price for each Share subscribed for. Payments to the Subscription Agent may be made only in United States currency and by one of the following methods: (i) personal check payable to the Subscription Agent, drawn upon a U.S. bank; (ii) certified check payable to the Subscription Agent, drawn upon The Jacksonville Bank, or (iii) wire transfer of immediately available funds to the escrow account maintained by the Subscription Agent.

The offerees and purchasers in the December 2012 private placement (the “Excluded Shareholders”) of 50,000 shares of the Company’s Series A Preferred Stock (the “Private Placement”) have waived their rights to participate in the Rights Offering. These Excluded Shareholders will not receive subscription rights and include the Company’s largest shareholder, CapGen Capital Group IV LP (“CapGen”) and five affiliates of CapGen, and all of the Company’s executive officers and directors.

1.	Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with, the Agent that:

(a) A registration statement on Form S-1 (File No. 333-188146) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “SEC”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Agent, have been declared effective by the SEC. The Company has complied to the SEC’s satisfaction with all requests of the SEC for additional or supplemental information and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, has been issued and no proceeding for that purpose has been initiated or threatened by the SEC. The various parts of the Initial Registration Statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), each as amended at the time such part of the Initial Registration Statement became effective, are collectively referred to herein as the “Registration Statement.” The final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is referred to herein as the “Prospectus”. Any reference to the Registration Statement, the Prospectus, or to any amendment or supplement to any of the foregoing documents, will be deemed to refer to and include any documents incorporated by reference therein (and the exhibits filed with such documents (or incorporated by reference therein)), and, in the case of the Prospectus, also will be deemed to include any supplements or amendments thereto filed with the SEC after the date of filing of the Prospectus under Rule 424(b) under the Securities Act;

(b) No order preventing or suspending the use of the Prospectus has been issued by the SEC, and the Prospectus, at the time it was filed, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Hovde Information (as defined in Section 6(a) hereof) furnished in writing to the Company by the Agent expressly for use therein;

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder. On the effective date and at any Closing Time (as defined in Section 2 hereof), neither the Registration Statement nor the Prospectus (together with any supplement) contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Hovde Information (as defined in Section 6(a) hereof) furnished in writing to the Company by the Agent expressly for use therein. The Prospectus when filed (and each amendment or supplement thereto), was and will be identical to the copy thereof delivered to the Agent;

(d) As of the Applicable Time (as defined below), no Issuer Represented Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Hovde Information (as defined in Section 6(a) hereof) furnished in writing to the Company by the Agent expressly for use therein. As used in this paragraph and elsewhere in this Agreement:

(i) “Applicable Time” means each and every date and time when a potential purchaser submitted a subscription or otherwise committed to purchase Securities.

(ii) “Statutory Prospectus” as of any time means the Prospectus relating to the offered Securities that is included in the Registration Statement immediately prior to the relevant Applicable Time.

(iii) “Issuer Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act;

(e) Each Issuer Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Agent, did not, does not and will not include any information that conflicted, conflicts or will conflict in any material respect with the information contained in the Registration Statement;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in each of the Registration Statement and the Prospectus and the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Registration Statement, the Prospectus or the General Disclosure Package;

(g) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in or affecting the general affairs, management, business prospects, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, or any development, that would adversely affect the ability of the Company to validly issue the Securities or adversely affect the Company’s ability to perform the transactions contemplated by this Agreement (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(h) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus. The Company is and has been duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(i) The Jacksonville Bank, a state-chartered commercial bank (the “Bank”), a subsidiary of the Company, is duly chartered and is validly existing and in good standing under the laws of the State of Florida, with power and authority to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the issued shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly by the Company free and clear of any pledge, lien, encumbrance, claim or equity. Each other direct or indirect subsidiary of the Company, other than the Bank, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Company or any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement.

The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the legal maximum, and the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the Bank’s knowledge, threatened. The Bank is a member of the Federal Home Loan Bank of Atlanta;

(j) The Company has an authorized capitalization as of [June 30, 2013] as set forth in the Prospectus under the caption “Capitalization.” All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws and conform in all material respects to the description of such securities contained in the Prospectus. No such shares were issued in violation of the preemptive or similar rights of any security holder of the Company;

(k) Except as described in the Prospectus, there are no (i) outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares or other equity interests in the Company, or (ii) contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person;

(l) The Company and the Bank have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as is not reasonably expected to have a Material Adverse Effect. Any real property and buildings held under lease by the Company and the Bank are held by them under valid, subsisting and enforceable leases with such exceptions as are not reasonably expected to have a Material Adverse Effect;

(m) The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), except where such conflicts, breaches or violations, individually or in the aggregate, are not expected to have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the articles of incorporation or charter (as applicable) or the code of regulations or bylaws (as applicable) of the Company or the Bank, or any applicable law or statute or any order, rule or regulation of the Florida Office of Financial Regulation (“OFR”), the Board of Governors of the Federal Reserve (the “FRB”) or any other federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or the Bank or any of their properties;

(n) No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the Securities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Securities;

(o) Neither the Company nor the Bank is (i) in violation of its articles of incorporation or charter, as applicable, or its code of regulations or bylaws, as applicable, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except, in the case of (ii), where such violation or default would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;

(p) The statements set forth in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital shares of the Company, and under the caption “Regulation and Supervision” in the Company’s Annual Report on Form 10-K, filed on March 26, 2013, are accurate and complete in all material respects;

(q) Upon completion of the Offering, the authorized equity capital of the Company will be within the range set forth in the Prospectus under the caption “Capitalization.” The Securities to be sold in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration therefor, the Securities will be duly and validly issued, fully paid and non-assessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim or equity other than created by the purchaser thereof. The issuance of the Securities will not be in violation of any preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Securities pursuant to the Company’s articles of incorporation, code of regulations or other governing documents or any of the Agreements and Instruments to which the Company is party or by which it is bound. The terms and provisions of the Securities conform and will conform in all material respects to the description thereof contained in the Prospectus and the certificates, if any, representing the Securities will conform with the requirements of applicable laws and regulations. The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Stock Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Common Stock from Nasdaq Stock Market, nor has the Company received notification that the SEC or Nasdaq Stock Market is contemplating terminating such registration or listing, other than as described in the Prospectus. Other than as described in the Prospectus, the Company has continued to satisfy all Nasdaq Stock Market listing requirements;

(r) The financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly the consolidated financial condition of the Company and the Bank at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise noted therein. The summary selected financial data included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus;

(s) Each of the Company and the Bank maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with the management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with the management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(t) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures, (ii) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (iii) are effective to perform the functions for which they were established. The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u) Except as described in the Prospectus or as otherwise disclosed in writing to the Agent, neither the Company nor the Bank is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from (including, without limitation, any notification from the OFR or the FRB of a proposal to increase the minimum capital requirements of the Company or any of its subsidiaries) or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or the Bank which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. The term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or the Bank, including, but not limited to, the OFR, the FRB, the FDIC and any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of deposits;

(v) Except as disclosed in the Prospectus, the Company and the Bank are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the OFR, the FRB and the FDIC) applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(w) Other than as set forth in the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the best of the Company’s knowledge, threatened or contemplated by Governmental Entities or threatened by others, to which the Company or the Bank is a party or of which any property or asset of the Company or the Bank is the subject (i) that are required to be disclosed in the Registration Statement by the Securities Act or by the rules and regulations of the SEC thereunder and not disclosed therein, or (ii) which, if determined adversely to the Company or the Bank, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no contracts or documents of the Company or the Bank that are required to be described in the Registration Statement or to be filed as exhibits thereto by the Securities Act or by the rules and regulations of the SEC thereunder which have not been so described and filed;

(x) Each of the Company and the Bank possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign Governmental Entities necessary to conduct the business now operated by the Company or its subsidiaries (collectively,

“Governmental Licenses”) and all such Governmental Licenses are valid and in full force and effect, except where the failure to so possess such Governmental Licenses or the invalidity or failure of such Governmental Licenses to be in full force or effect, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and the Bank are in compliance with the terms and conditions of all such Governmental Licenses, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Bank has received any notice of proceedings relating to the revocation or modification of any Governmental License which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(y) Each of the Company and the Bank comply with applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (each an “Environmental Law”), except where such noncompliance would not be expected to have a Material Adverse Effect, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future. To the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any claim under any Environmental Law, including common law, against the Company or its subsidiary that would reasonably be likely to have a Material Adverse Effect;

(z) The statistical and market related data contained in the Prospectus or the Registration Statement are based on or derived from sources which the Company believes are reliable and accurate;

(aa) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Agent, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(bb) Neither the Company or the Bank, and to the Company’s knowledge, no affiliate of the Company or the Bank nor any person acting on their behalf, has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(cc) Crowe Horwath LLP, the accounting firm that certified the financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement and the Prospectus is an independent registered public accounting firm with the Public Company Accounting Oversight Board as required by the Securities Act and the Exchange Act and rules promulgated thereunder. With respect to the Company, Crowe Horwath LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the SEC;

(dd) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of its or the Bank’s principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus;

(ee) The Company and the Bank are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and all material policies of insurance insuring the Company or the Bank are in full force and effect. The Company and the Bank are in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by the Company or the Bank under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor the Bank has been refused any insurance coverage sought or applied for, nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(ff) The Company and the Bank have filed all foreign, federal, state and local tax returns that are required to be filed and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not be expected to have a Material Adverse Effect. Neither the Company nor the Bank has any knowledge of any tax deficiency that might be assessed against them except for any deficiency that would not reasonably be expected to have a Material Adverse Effect, and all material tax liabilities have been adequately provided for in the Company’s financial statements in accordance with GAAP;

(gg) Except as disclosed in the Prospectus, the Company is not currently prohibited from paying any dividends or distributions to its shareholders, and the Bank is not currently prohibited, directly or indirectly, from paying any dividends or distributions or from repaying to the Company any loans or advances to the Bank from the Company or from transferring any of the Bank’s property or assets to the Company;

(hh) Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Bank or their “ERISA Affiliates” (as defined below) is in compliance in all material respects with all presently applicable provisions of the ERISA. “ERISA Affiliate” means, with respect to the Company or the Bank, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Bank or any of their ERISA Affiliates, and no “employee benefit plan” established or maintained by the Company, the Bank or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, the Bank nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code, and each “employee benefit plan” established or maintained by the Company, the Bank or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification;

(ii) The Company and the Bank own, or have valid, binding enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Prospectus (collectively, the “Company’s Intellectual Property”), except as would not reasonably be expected to have a Material Adverse Effect, and the Company and the Bank have no knowledge of any material infringement by them of trademarks, trade names, patent rights, copyrights, licenses, trade secrets or other similar rights of others, and, to the Company’s knowledge, there is no claim being made against the Company or the Bank regarding trademark, trade name, patent, copyright, license, trade secret or other infringement that could, individually or in the aggregate, have a Material Adverse Effect;

(jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Bank has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) made any payment of funds to the Company or the Bank or received or retained funds in violation of any law, rule or regulation;

(kk) The operations of the Company and the Bank are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Bank with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Bank, threatened;

(ll) Neither the Company or the Bank, nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or the Bank is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(mm) No relationship, direct or indirect, exists between or among the Company or the Bank, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Bank, on the other, that is required by the Securities Act to be described in the Prospectus and that is not so described;

(nn) Except as described in the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;

(oo) All of the loans represented as assets on the most recent financial statements or selected financial information of the Company included in the Prospectus or the General Disclosure Package comply with or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for such noncompliance, which if asserted, would not reasonably be expected to have a Material Adverse Effect;

(pp) The Company is in compliance with the provisions of the Sarbanes-Oxley Act applicable to it;

(qq) To the extent applicable, all disclosures contained in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Securities Act) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act;

(rr) To the knowledge of the Company, after inquiry of its executive officers and directors, there are no affiliations with any FINRA member firm among the Company’s executive officers, directors, or principal shareholders, except as set forth in the Registration Statement and the Prospectus, or as otherwise disclosed in writing to the Agent;

(ss) All documents made available or delivered to, or to be made available or delivered to, the Agent by the Company and the Bank or their representatives in connection with the issuance and sale of the Securities, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Company or the Bank or their representatives, were, on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Hovde Information (as defined in Section 6(a) hereof) furnished in writing to the Company by the Agent expressly for use therein;

(tt) Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be made in the ordinary course of business or indicated or contemplated in the Registration Statement, the Company will not have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business;

(uu) Neither the Company nor the Bank, and to the Company’s knowledge, no employees of the Company or the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of the Securities or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law;

(vv) The Company has not relied and will not rely upon the Agent or its legal counsel or other advisors for any legal, tax or accounting advice in connection with the Offering; and

(ww) Any certificates signed by an officer of the Company pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement will be deemed to be a representation and warranty by the Company to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

2.	Appointment of Agent; Sale and Delivery of the Securities; Closing.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Hovde Group, LLC as its Agent to act its financial and marketing advisor and consult with and advise the Company and the Bank regarding the structure and execution of the Rights Offering, and to act as the Company’s financial advisor and sales agent in connection with the Public Reoffer. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to provide services to the Company as to the matters described below; provided, however, that the Agent will not be obligated to sell any minimum number of Securities to any particular category of purchaser or in the aggregate or take any action which is inconsistent with any applicable laws, regulations, decisions or orders.

The services to be rendered by the Agent pursuant to this appointment include the following: (a) providing financial advisory and marketing advice and assistance to management in connection with the Rights Offering; (b) reviewing with the Company, the financial and market impact of the proposed Offering; (c) advising and assisting management in making presentations to the Company’s Board of Directors regarding the Offering; (d) reviewing all offering documents, including the Prospectus and related offering materials (it being understood that preparation and filing of such documents will be the responsibility of the Company and its counsel); (e) assisting management in scheduling and preparing for meetings with existing shareholders and other potential investors in the Offering; (f) providing such other general advice and assistance as may be requested to promote the successful completion of the Offering; (g) if necessary, assisting the Company with identifying and/or communicating with prospective investors that are or may be interested in participating in the Public Reoffer; (h) providing financial advisory advice and assistance and acting as the sales agent for the Company on a best efforts (and not a firm underwritten) basis in connection with, the Securities to prospective investors in the Public Reoffer; (i) providing information to potential investors relating to the Public Reoffer; (j) following up with potential investors regarding an investment in the Company; and (k) assisting the Company in securing commitments and obtaining from any such investors any documentation and payments as may be required by the Company in the Public Reoffer. Hovde represents and warrants to the Company that (1) it is registered as a broker/dealer pursuant to Section 15(b) of the Exchange Act and under the securities laws of the states in which the Shares will be offered or sold in the Public Reoffer pursuant to this Agreement and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and (2) that the personnel of Hovde providing sales agent services in connection with the Public Reoffer pursuant to this Agreement, to the extent required, are or will be licensed or registered, as applicable, to effect offers and sales of the Shares in the Public Reoffer under the federal securities laws and in each of the jurisdictions, as applicable, in which each respective person is required to be registered to make offers and/or sales of Shares in the Public Reoffer. To the extent required, Hovde agrees to maintain, through the term of this Agreement, the aforementioned registrations and memberships, as applicable. Upon request by the Company, and for the jurisdictions specified by the Company, Hovde will provide to the Company the name, address, telephone number and any relevant licensing/registration information (or if licensing/registration is not required for a particular jurisdiction, information concerning the relevant exemption or exclusion from the registration/licensing requirements upon which Hovde is relying) for its personnel who have effected or will effect offers and sales of the Securities in the Public Reoffer in such jurisdictions.

Hovde, in fulfilling its obligations hereunder, may engage brokers, dealers, or other third parties to solicit or refer potential investors to Hovde. Hovde may enter into agreements with, and pay fees to, such third parties as it deems appropriate in connection with such activities, and notwithstanding anything to the contrary herein, the Agent may, in its sole discretion, establish a concession to be paid for Shares sold to other investors arranged by the Agent or selected FINRA member broker-dealers (the “Selling Group”) and the Company shall have no further fee obligation associated with these sales. The Company understands that Hovde does not, and cannot, guarantee that the Offering will be consummated. Hovde is acting on a “best efforts” basis and shall not in any way be obligated or committed, directly or indirectly, to advance its own funds to purchase any Securities or to purchase or to assure the purchase of any Securities. The Company shall have the sole right to accept or reject subscriptions for Shares in the Public Reoffer.

The Company and the Agent agree that the Agent is an independent contractor with respect to its participation in the Offering and the performance of its duties hereunder. In rendering the services contemplated by the Agreement, the Agent will not be subject to any liability to the Company or any of its affiliates for any act or omissions in performing its obligations, except to the extent set forth in Section 6. The Company agrees to issue at the closing of the Rights Offering, or as soon as practicable thereafter, the Securities sold in the Rights Offering and to deliver the certificates, or other evidence, for such Securities against payment therefor by release of funds from the Subscription Agent (the “Initial Closing”). In addition, the Public Reoffer will expire at the earlier of 5:00 p.m. New York Time on the tenth trading day following the Initial Closing (unless extended by the Company for up to an additional ten trading days) or the date on which the Company has accepted subscriptions for all Securities remaining for purchase after completion of the Rights Offering (the “Reoffer Closing”). The parties agree that the Public Reoffer will be closed on a delivery versus payment basis through the facilities of the Registrar and Transfer Company and that all investor funds from the Public Reoffer received prior to the Reoffer Closing will be held in an escrow account established by, and for the benefit of, the Company. Prior to the Reoffer Closing, each purchaser will deliver to the escrow agent for the Company, by check or wire transfer of immediately available funds, an amount in cash equal to the purchase price with respect to the Securities to be purchased in accordance with the procedures of the Company and its escrow agent. At the Reoffer Closing, the escrow agent will deliver to the Company the escrowed funds delivered to it for the purchase of such Securities and as soon as practicable thereafter, the Company will deliver to the purchasers the Securities sold in the Public Reoffer; provided, however, that in the event that the Public Reoffer is cancelled or terminated for any reason, the Company shall promptly instruct the escrow agent to return the cash purchase price for the Securities to the purchasers thereof and those purchasers obligations to purchase the Securities in connection with the Public Reoffer will be null and void. The Initial Closing and any Reoffer Closing will be held at such place and time on a business day as may be agreed upon by the parties hereto. At the Reoffer Closing, the Company will deliver to the Agent by wire transfer in immediately available funds the commissions, fees and expenses owing to the Agent as set forth in this Agreement and the opinions required hereby, and other documents deemed reasonably necessary by the Agent will be executed and delivered to effect the Offering and the issuance of the Securities as contemplated hereby and pursuant to the terms of the Prospectus. The Company will notify the Agent by telephone, confirmed in writing, when funds have been received for all the Securities. Certificates, statements evidencing issuance of shares in book entry form, or other evidence of the Securities will be delivered directly to the purchasers thereof in accordance with their instructions. The date upon which the Initial Closing occurs, in accordance with the terms hereof, is herein called the “Initial Closing Date.” The hour on the Closing Date at which the Initial Closing occurs in accordance with the terms hereof is called the “Initial Closing Time.” The date upon which the Reoffer Closing occurs is herein called the “Reoffer Closing Date.” The hour on the Reoffer Closing Date at which the Reoffer Closing occurs in accordance with the terms hereof is called the “Reoffer Closing Time” and, together with the Initial Closing Time, the “Closing Times”).

In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent has or will receive the following compensation for its services hereunder:

(i) In consideration for the advisory, marketing and administrative services to be provided by the Agent in connection with the Rights Offering, a non-refundable advisory fee in an amount equal to $100,000, which has been paid as of the date hereof (the “Advisory Fee”); and

(ii) In consideration for the financial advisory and sales agent services to be provided by the Agent in connection with the Public Reoffer, a non-refundable placement fee (the “Placement Fee”) equal to six percent (6.0%) of the total gross proceeds paid to and received by the Company, representing subscriptions accepted by the Company from investors in connection with the Public Reoffer. For the avoidance of doubt, the Placement Fee shall not be payable (a) for Securities purchased as result of the exercise of any Basic Subscription Privilege or Oversubscription Privilege by a Record Date Holder in the Rights Offering, or (b) if the Securities are not purchased pursuant to the terms of this Agreement (unless the Securities are purchased as a result of a transaction that occurs in lieu of the terms of the Public Reoffer, but as a result of the direct or indirect efforts of the Agent or related persons). Nothing in the foregoing shall preclude the reimbursement by the Company of any out-of-pocket accountable expenses actually incurred by the Agent or a person associated with the Agent in accordance with Section 4 of this Agreement.

All fees payable to the Agent hereunder (including funds for the reimbursement of expenses as set forth in Section 4) are payable in immediately available funds at the applicable Closing Time.

3.	Covenants of the Company.

The Company covenants with the Agent as follows:

(a) The Company will prepare the Prospectus in a form approved by the Agent and will file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by applicable SEC rules. The Company will not make any further amendment or any supplement to the Registration Statement or Prospectus which is not approved by the Agent promptly after reasonable notice thereof. The Company will advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Agent with copies thereof, and will advise the Agent, promptly after it receives notice thereof, of the issuance by the SEC or any state securities regulator of any stop order or of any order preventing or suspending the use of any Issuer Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC or any state securities regulator for the amending or supplementing of the Registration Statement or the Prospectus, or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any qualification of the Securities for offering or sale, the Company will promptly use its best efforts to obtain the withdrawal of such order;

(b) If at any time following issuance of an Issuer Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict in any material respect with the information contained in the Registration Statement or Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Agent that any use of such Issuer Represented Free Writing Prospectus may cease until it is amended or supplemented, and the Company will promptly amend or supplement such Issuer Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission;

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent represents and agrees that, unless it obtains prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the SEC. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the SEC any electronic road show;

(d) The Company will promptly take such action as may be necessary to qualify the Securities for offering and sale under the securities laws of the States of or jurisdictions in which any of the Company’s shareholders reside, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities;

(e) The Company will promptly furnish the Agent with copies of the Prospectus in such quantities as the Agent may from time to time reasonably request, and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the Offering or sale of the Securities and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it will be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act or applicable state securities laws, the Company will notify the Agent and, upon the Agent’s request, will prepare and furnish without charge to the Agent and to any dealer in securities as many copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Agent is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon its request but at the expense of the Agent, to prepare and deliver to the Agent as many copies as the Agent may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder;

(g) The Company will furnish to its shareholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (for the avoidance of doubt, the Company will satisfy its obligation with respect to the quarterly information to be made available to its shareholders for each of the first three quarters of a fiscal year by filing a Form 10-Q with the SEC through EDGAR);

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(i) To file with the SEC such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the Securities Act; and

(j) The Company will comply, and use its best efforts to cause its directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of federal and state securities laws and the rules and regulations thereunder.

4.	Payment of Expenses.

In addition to the fees described in Section 2 above, and regardless whether or not any sale of Securities is consummated, the Company covenants and agrees to pay (a) subject to the limitation set forth below, the Agent’s reasonable out-of-pocket expenses incurred in connection with the required due diligence procedures by Hovde and the transactions contemplated by this Agreement, including, without limitation, expenses related to document and presentation materials, travel, external database and communications services, courier and delivery services, and the fees and expenses of its outside legal counsel; (b) the fees and expenses of the Company’s accountants and counsel; (c) costs and fees incurred in connection with the preparation, printing, filing, mailing and delivery of the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, including fees payable to the SEC and FINRA; (d) all costs pertaining to the issuance, transfer and delivery of the Rights or Underlying Shares, including issue and transfer taxes, if any; (e) all expenses in connection with the qualification, registration or exemption of the Securities under the securities laws of any states and jurisdictions in which the Company’s shareholders reside (and any other states or jurisdictions that may be mutually agreed upon by Hovde and the Company), including, if required, the costs of preparing, printing and mailing the “blue sky” surveys and the fees and disbursements of “blue sky” counsel and state filing fees; (f) costs and expenses for the Company’s travel in connection with “roadshow” informational meetings and presentations for the brokerage community and institutional investors; and (g) registrar and transfer agent, escrow agent and subscription agent fees. The Agent shall provide reasonable documentation to the Company relating to the Agent’s out-of-pocket expenses described in subsection (a) above and, notwithstanding anything to the contrary herein, the Company’s payment and/or reimbursement of such costs and expenses shall not exceed $51,000, in the aggregate, without the Company’s prior written approval; provided, however, that in no event shall the amount of the Company’s payment and/or reimbursement of such costs and expenses exceed $65,000 in the aggregate.

5.	Conditions of Agent’s Obligations.

The obligations of the Agent hereunder, as to the Securities to be delivered at each Closing Time, are subject to the following conditions:

(a) The Registration Statement has been filed with the SEC pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof (or a post-effective amendment has been filed and declared effective in accordance with the requirements of Rule 430A). Any Issuer Represented Free Writing Prospectus that is required to be filed with the SEC pursuant to Rule 433 has been filed within the applicable time period prescribed for such filing by applicable rules and regulations. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC or any state securities regulator, and all requests for additional information on the part of the SEC or any state securities regulator have complied with to the Agent’s reasonable satisfaction;

(b) The representations and warranties of the Company set forth in Section 1 are true and correct;

(c) The Company has performed its obligations and agreements under this Agreement to be performed by it;

(d) McGuireWoods LLP, counsel for the Company, has furnished to the Agent their written opinion, dated the Reoffer Closing Date, in form and substance satisfactory to the Agent, to the effect set forth in Annex I hereto and to such further effect as counsel to the Agent may reasonably request;

(e) FINRA has raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(f) On the date of the execution of this Agreement, at 9:30 a.m., New York Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Reoffer Closing Time, Crowe Horwath LLP has furnished to the Agent a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Agent, containing statements and information of the type ordinarily included in accountant “comfort letters” with respect to the financial statements of the Company and certain information included in the Prospectus, and to the effect set forth in Annex II hereto;

(g) (i) Neither the Company, nor its subsidiary, has sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Agent so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Securities being delivered at such Closing Time on the terms and in the manner contemplated in the Prospectus;

(h) On or after the date hereof, there has not occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by either Federal or Florida state authorities; or (iv) the outbreak or escalation of hostilities or the declaration of a national emergency or war or a change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States are such), or any other national or international calamity or crisis, if the effect of any such event specified in this clause (iv) in the reasonable judgment of the Agent makes it impracticable or inadvisable to proceed with the Public Reoffer or the delivery of the Securities being delivered at such Closing Time on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold in the Offering shall have been approved for listing, subject to notice of issuance, on the Nasdaq Stock Market;

(j) The Company has complied with the provisions of Section 3(e) hereof with respect to the furnishing of prospectuses; and

(k) The Company has furnished or caused to be furnished to the Agent at the Reoffer Closing Time certificates of officers of the Company satisfactory to the Agent as to the accuracy of the representations and warranties of the Company herein at and as of the Reoffer Closing Time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Reoffer Closing Time, as to the matters set forth in subsections (a) through (g) of this Section and as to such other matters as the Agent may reasonably request.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, or in the Agent’s reasonable judgment is unable to be satisfied, this Agreement may be terminated by the Agent in its sole discretion by notice to the Company at any time on or prior to the applicable Closing Time. In the alternative, if the Agent so elects, it may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

6.	Indemnification; Contribution.

(a) The Company will indemnify and hold harmless the Agent and its affiliates, and their respective past, present and future directors, officers, employees, agents and controlling persons within the meaning of the Securities Act or the Exchange Act (collectively, “Indemnified Persons”), from and against any losses, claims, damages, expenses or liabilities whatsoever, joint or several, to which they or any of them may become subject (collectively, “Losses”), under the Securities Act, the Exchange Act, applicable state law or otherwise, insofar as such Losses (or proceedings or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, the Prospectus or any individual Issuer-Represented Free Writing Prospectus (collectively, the “Offering Materials”), (B) any blue sky application, or other instrument or document of the Company or based upon written information supplied by the Company filed in any state or jurisdiction to register or qualify any or all of the Securities under the securities laws thereof, or to perfect any exemption from any such registration or qualification (collectively, the “Blue Sky Applications”), or (C) sales information or other document, advertisement, or communication prepared, made or executed by or on behalf of the Company with its consent or based upon written information furnished by or on behalf of the Company, whether or not filed in any jurisdiction, in order to qualify or register the Securities under the securities laws thereof (“Sales Information”) including for the foregoing (A) through (C) any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Offering Materials, Blue Sky Applications or Sales Information, or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) from any theory of liability whatsoever relating to or arising from the Offering, the Offering Materials, the Blue Sky Applications, the Sales Information or other documents or materials distributed in connection with the Offering; provided, however, that the Company will not be liable in any such case to the extent that any such Losses (1) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Materials or Blue Sky Applications, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, provided, however, that for purposes of this Agreement, the Company and the Agent hereby acknowledge and agree that the only information that the Agent has furnished to the Company specifically for inclusion in the Prospectus or any Offering Materials or Blue Sky Applications is the information in eighth paragraph under the caption “Plan of Distribution” in the Prospectus, statements describing Hovde in the fourth paragraph under the caption “Plan of Distribution” in the Prospectus and the statements relating to the fact that the Hovde is a broker-dealer registered with FINRA (the “Hovde Information”), or (2) are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from Hovde’s gross negligence, bad faith or willful misconduct in performing its services under this Agreement. The Company will promptly reimburse the Agent and each Indemnified Person upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by the Agent or any Indemnified Persons in connection with investigating, preparing or defending any actions, proceedings or claims for which indemnification may be sought hereunder as such expenses are incurred.

(b) The Agent will indemnify and hold harmless the Company and its affiliates, and their respective past, present and future directors, officers, employees, agents and controlling persons within the meaning of the Securities Act or the Exchange Act against any Losses to which the Company may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Materials or Blue Sky Applications, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the

Company by the Agent expressly for use therein; provided, however, that for purposes of this Agreement, the Company and the Agent hereby acknowledge and agree that the only information that the Agent has furnished to the Company specifically for inclusion in the Prospectus or any Offering Materials or Blue Sky Applications is the Hovde Information. The Agent will promptly reimburse the Company and its affiliates, and their respective past, present and future directors, officers, employees, agents and controlling persons within the meaning of the Securities Act or the Exchange Act upon written demand for any reasonable expenses (including fees and disbursements of counsel) in connection with investigating, preparing or defending any actions, proceedings or claims for which indemnification may be sought hereunder as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under Section 6(a) or 6(b) of notice of the commencement of any action, proceeding, suit or claim (whether commenced or threatened), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing thereof, but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under such subsection or otherwise. In case any such action is brought against any indemnified party, the indemnifying party will be entitled to participate therein and, to the extent that it desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who will not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party will, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), and unless the indemnified party agrees in writing otherwise, any such settlement, compromise or judgment must (i) include an unconditional release of the indemnified party from all liability arising out of such action or claim, and (ii) not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Agent, on the one hand, and the Company, on the other hand, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the Offering of the Securities, but after deducting any contribution received by the Company or the Agent from third parties who may also be liable for contribution. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (after deducting the fees payable to the Agent but before deducting other expenses) received by the Company bear to the total fees received by the Agent under Section 2 of this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood and agreed that the above-stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 6 are in addition to any liability which the Company may otherwise have and extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Securities Act) the Agent, or any of the respective partners, directors, officers and employees of the Agent or any such controlling person. The obligations of the Agent under this Section 6 shall be in addition to any liability that the Agent may otherwise have and extend, upon the same terms and conditions, to each director of the Company, each officer of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

7.	Notices.

All statements, requests, notices and agreements hereunder must be in writing, and

(a) if to the Agent will be delivered or sent by mail, or electronically by email to the Agent at 1629 Colonial Parkway, Inverness, Illinois 60067, Attn: David Magli or dmagli@hovdegroup.com (with a copy to Sutherland Asbill and Brennan LLP, 700 Sixth Street, N.W. Suite 700, Washington, D.C. 20001, Attn: Harry Pangas or harry.pangas @sutherland.com); and

(b) if to the Company will be delivered or sent by mail or facsimile transmission to the Company at 100 North Laura Street, Suite 1000, Jacksonville, Florida 32202, Attn: Valerie A. Kendall, Chief Financial Officer or vkendall@jaxbank.com (with a copy to McGuireWoods LLP, 50 North Laura Street, Suite 3300, Jacksonville, FL 32202-3661, Attn: Halcyon E. Skinner or hskinner@mcguirewoods.com).

Any such statements, requests, notices or agreements will take effect upon receipt thereof.

8.	Successors.

This Agreement has been and is made solely for the benefit of the Agent and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.

9.	Miscellaneous.

(a) The Company acknowledges and agrees that:

(i) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; and

(ii) it has been advised that the Agent and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(iii) it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent will have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company, and acknowledges that the Agent expressly disclaims any fiduciary relationship.

(b) This Agreement shall commence upon the Company’s execution hereof and will thereafter remain in effect until the consummation, termination, or abandonment of the Offering. If within twelve (12) full calendar months from the termination of this Agreement, the Company and a non-Record Date Holder (who is also not an Excluded Shareholder) identified, introduced, or contacted by Hovde during the term hereof, enter into a purchase or subscription agreement or other binding contractual arrangement or commitment relating to terms and conditions of Offering or other capital offering (whether for common stock, or any other form of securities), and such Offering or other capital offering is later consummated, the Company shall pay Hovde the placement fees as set forth in Section 2(ii) with respect thereto.

(c) The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent or the Agent’s officers, directors, employees, attorneys, agents or representatives and will survive delivery of and payment for the Securities.

(d) This Agreement is binding upon, and inures solely to the benefit of, the Agent, the Company and, to the extent provided in Section 6 hereof, the officers and directors of the Company and of and each person who controls the Company, or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person will acquire or have any right under or by virtue of this Agreement.

(e) As used herein, the term “business day” means any day when the SEC’s office in Washington, D.C. is open for business.

(f) This Agreement will be governed by and construed in accordance with the laws of the State of Florida without giving effect to the conflicts of laws thereof. To the full extent lawful, the Agent and the Company hereby consent irrevocably to personal service, jurisdiction and venue in connection with this Agreement in any state or federal court sitting in the State of Florida, which shall be a proper forum and which the Company and Agent agree has personal jurisdiction for purposes of enforcement of this Agreement. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and Hovde with respect to the subject matter hereof.

(g) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts and by facsimile or electronic transmission (including by .pdf), each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

[Remainder of page intentionally blank. Signatures follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on one hand and the Company on the other in accordance with its terms.

Very truly yours,

JACKSONVILLE BANCORP, INC.

By:
Name:	Valerie A. Kendall
Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

HOVDE GROUP, LLC

By:
Name:	Nick Barbarine
Title:	Senior Managing Partner

ANNEX I

Counsel for the Company will deliver an opinion in substantially the following form:

(i) Based solely on a certificate issued by the Federal Reserve Bank of Atlanta, the Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and based solely on a certificate issued by the State of Florida, is validly existing as a corporation with active status under the laws of the State of Florida;

(ii) Based solely on a certificate issued by the State of Florida, the Bank is validly existing with active status under the laws of the State of Florida, and based solely on a certificate issued by the FDIC, the Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act;

(iii) The Shares purchased in the Public Reoffer (A) have been duly and validly authorized, (B) when issued and delivered against payment therefor as provided in accordance with the related subscription documents and Prospectus, will be validly issued, fully paid and non-assessable, and (C) conform to the description contained in the Prospectus;

(iv) This Agreement has been duly authorized, executed and delivered by the Company;

(v) The Shares sold by the Company in the Public Reoffer and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement filed by the Company as an exhibit to the Registration Statement or incorporated by reference therein;

(vi) No approval, authorization, consent or order under any federal law, the laws of the State of Florida or approval, authorization, consent of or filing with any federal or Florida governmental or regulatory commission, board, authority or agency, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Securities in the Public Reoffer or with the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Securities (except that counsel expresses no opinion as to any necessary qualification under the securities or blue sky laws or any foreign jurisdictions or of any states or other jurisdictions of the United States of America in which the Securities are being offered and counsel expresses no opinion with respect to the rules and regulations of FINRA);

(vii) The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Shares, and under the captions “Material U.S. Federal Income Tax Consequences”, and “Plan of Distribution”, insofar as such statements constitute summaries of documents or refer to matters of law or legal conclusions, fairly summarize or present, in all material respects, the information purported to be shown;

(viii) The Company is not, and after giving effect to the offering and sale of the Securities, will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(ix) The Registration Statement and the Prospectus (other than the financial statements and schedule, and other financial data derived therefrom contained in the Registration Statement and the Prospectus, as to which such counsel need express no opinion) comply as to form as of the effective date of the Registration Statement and the date hereof in all material respects with the requirements of the Securities Act; and such counsel does not know of any contracts or other agreements of a character required to be incorporated by reference into the Prospectus or required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus which are not filed or incorporated by reference or described as required;

(x) The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Securities Act; any required filing of the Prospectus and any supplement thereto under Rule 424 under the Securities Act has been made in the manner and within the time period required by Rule 424 and in the manner and within the time period required by Rule 430A under the Securities Act;

(xi) The execution, delivery and performance of the Agreement by the Company and the consummation of the transactions therein contemplated will not result in a breach or violation of or constitute a default under, or result in the creation or imposition of any lien, encumbrance or claim upon any of the assets of the Company pursuant to, (A) any indenture, mortgage, deed of trust or loan agreement which is filed as an exhibit to the Registration Statement or incorporated by reference therein; (B) the Company’s articles of incorporation (including provisions related to preemptive rights) or the Company’s bylaws, in each case as amended to the date of this opinion; (C) any federal laws or the laws of the State of Florida, in each case, that are, in our experience, typically applicable to transactions of the nature contemplated by the Agreement; or (D) any decree, judgment or order applicable to the Company or any of its properties listed on Schedule A to this opinion letter, in each case in this paragraph, as could not reasonably be expected to result in a Material Adverse Effect; and

(xii) Except as disclosed in the Prospectus or set forth on Schedule B to this opinion letter, to such counsel’s knowledge, (i) neither the Company nor the Bank is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or the Bank, and (ii) neither the Company nor the Bank has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

In addition, counsel will state that (if applicable), based on conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Agent at which the contents of the Registration Statement, and the General Disclosure Package were discussed, and although counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or that the General Disclosure Package, on the basis of the foregoing, nothing has come to its attention that causes it to believe that the Registration Statement, at its most recent effective date, or the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no opinion with respect to the financial statements and schedules, and other financial or statistical data, included or omitted from the Registration Statement, the General Disclosure Package or the Prospectus).

ANNEX II

The accountants will furnish letters to the Agent to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations of the SEC thereunder;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the SEC thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Agent and are attached hereto;

(iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Agent and are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the SEC thereunder, nothing came to their attention that causes them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the SEC thereunder;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years;

(v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301 and 302, respectively, of Regulation S-K;

(vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the SEC thereunder, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus, for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the SEC thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or shareholders’ equity or other items specified by the Agent, or any increases in any items specified by the Agent, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

(E) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (D) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Agent, or any increases in any items specified by the Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agent, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agent which are derived from the general accounting records of the

Company and its subsidiaries, which appear in the Prospectus or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agent and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

Notwithstanding the foregoing, the letters to be furnished by the accountants shall be limited in scope to the financial statements and other financial information expressly contained in the Prospectus, but shall not include any documents incorporated by reference into the Prospectus other than the financial statements and other financial information incorporated by reference to the Company’s Form 10-K for the fiscal year ended December 31, 2012 and any Form 10-Q filed by the Company for a subsequent quarterly period which was incorporated by reference into the Prospectus.